Exhibit 5.2

Seaport West 155 Seaport Boulevard Boston, MA 02210-2600 617 832 1000 main 617 832 7000 fax

July 24, 2020

Cyclerion Therapeutics, Inc.
301 Binney Street
Cambridge, Massachusetts 02142

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”), in connection with its filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on the date hereof.

The Registration Statement includes a base prospectus (the “Prospectus”), which provides that it will be supplemented in the future by one or more supplements to the Prospectus describing the securities offered thereby and the terms of the offering (each, a “Prospectus Supplement”). The Prospectus provides for the offer and sale of up to $150,000,000 in aggregate offering price of the following securities: (i) shares of the Company’s common stock, no par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, no par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities, which may be issued pursuant to an indenture between the Company, as issuer, and a trustee to be named therein (the “Trustee”), in the form filed as Exhibit 4.2 to the Registration Statement (as such indenture may be amended or supplemented from time to time, the “Indenture”), and one or more supplements or officer’s certificates thereto or resolutions of the Board of Directors of the Company, in each case establishing the terms of each such series (collectively, “Debt Securities”), (iv) warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of the foregoing (“Warrants”), and (v)  units consisting of Common Stock, Preferred Stock, Debt Securities and/or Warrants, which may or may not be separable from one another (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are collectively referred to as the “Securities.”

The Debt Securities may be exchangeable and/or convertible into other Securities. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a third party to be identified therein as warrant agent. The Units may be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a third party to be identified therein as unit agent. The Indenture, the Warrant Agreements and the Unit Agreements are herein collectively referred to as the “Agreements.”

Cyclerion Therapeutics, Inc.

July 24, 2020

The Securities may be offered and sold from time to time pursuant to Rule 415 promulgated under the Securities Act, in amounts, at prices and on terms to be determined at the time of the offering thereof.

We have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We have assumed that the proceedings to be taken by the Company after the date hereof in connection with the authorization of the Agreements and the authorization, issuance and sale of the Securities, and the terms of each issuance, will be in compliance with law. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

The opinions expressed below are limited to the internal laws of the Commonwealth of Massachusetts.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       When an issuance of shares of Common Stock has been duly authorized by all necessary corporate action of the Company and the Board of Directors of the Company has determined that the consideration to be received for such shares is adequate, upon issuance, delivery and payment of such consideration therefor in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       When a series of Preferred Stock has been duly authorized and established in accordance with the Massachusetts Business Corporation Act and the terms of the Company’s Restated Articles of Organization, an issuance of shares of such series of Preferred Stock has been duly authorized by all necessary corporate action of the Company and the Board of Directors of the Company has determined that the consideration to be received for such shares is adequate, upon issuance, delivery and payment of such consideration therefor in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s), by such corporate action and by the terms of any underwriting, purchase or other agreement, instrument or Security relating to such issuance, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Cyclerion Therapeutics, Inc.

July 24, 2020

3.       The Company has the corporate power to enter into the Indenture and to issue and sell Debt Securities thereunder and, when the Board of Directors of the Company has taken all necessary corporate action to authorize the Indenture, establish the specific terms of a particular series of Debt Securities in accordance with the Indenture and authorize the issuance and sale of such Debt Securities, the Company will have the authority to execute and deliver the Indenture and to execute, issue and deliver such Debt Securities.

4.       The Company has the corporate power to enter into a Warrant Agreement and to issue and sell Warrants thereunder and, when the Board of Directors of the Company has taken all necessary corporate action to authorize such Warrant Agreement and the issuance and sale of such Warrants, the Company will have the authority to execute and deliver such Warrant Agreement and to execute, issue and deliver such Warrants.

5.       The Company has the corporate power to enter into a Unit Agreement and to issue and sell Units thereunder and, when the Board of Directors of the Company has taken all necessary corporate action to authorize such Unit Agreement and the issuance and sale of such Units, the Company will have the authority to execute and deliver such Unit Agreement and to execute, issue and deliver such Units.

This opinion is to be relied upon only in connection with the offer and sale of the Securities while the Registration Statement and any and all required post-effective amendments thereto are effective.

This opinion is being delivered solely for the benefit of the Company and such other persons as are entitled to rely upon it pursuant to applicable provisions of the Securities Act. Hughes, Hubbard & Reed LLP, in its capacity as counsel to the Company, may rely upon this opinion for purposes of delivering its own opinion to be filed as an exhibit to the Registration Statement with respect to the Securities. This opinion may not be used, quoted, relied upon or referred to for any other purpose, nor may this opinion be used, quoted, relied upon or referred to by any other person, for any purpose, in each case without our prior written consent.

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Cyclerion Therapeutics, Inc.

July 24, 2020

Very truly yours,

FOLEY HOAG llp

By:	/s/ John D. Hancock
a Partner